Exhibit 10.6

AMENDED AND RESTATED
PLAINS AAP, L.P. CLASS B
RESTRICTED UNITS AGREEMENT
(Tranches G and I)
This AMENDED AND RESTATED PLAINS AAP, L.P. CLASS B RESTRICTED UNITS AGREEMENT (this “Agreement”) is entered into effective as of August 25, 2016 in order to amend and restate that certain Plains AAP, L.P. Class B Restricted Units Agreement (the “Original Agremeent”) entered into as of July 28, 2015 (the “Grant Date”) by and between PLAINS AAP, L.P., a Delaware limited partnership (the “Partnership”), and __________ (“Executive”).
RECITALS:
WHEREAS, to provide an incentive to Executive to enhance the profitability and growth of the Partnership and its Affiliates and to encourage Executive to remain employed by the Partnership or its Affiliates, the Partnership and Executive previously entered into the Original Agreement; and
WHEREAS, the Partnership and Executive desire to enter into this Agreement to amend and restate the terms of the Original Agreement such that the Granted Units shall have such rights, designations and preferences as are set forth in this Agreement and the Partnership Agreement;
NOW, THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and Executive agree as follows:
ARTICLE 1
DEFINITIONS AND CONSTRUCTION
1.1    Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) references to Sections refer to sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) references to money refer to legal currency of the United States of America; and (e) the word “including” means “including without limitation.”
1.2    Definitions. Capitalized terms used in this Agreement (including Exhibit A attached hereto) that are not defined in this Section 1.2 or in the body of this Agreement shall have the meanings given to them in the Partnership Agreement.
“Affiliate” of a person means any person controlling, controlled by, or under common control with such person. As used herein, the terms “controlling”, “controlled by” and “under common control with” mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a person. For the purposes of the preceding sentence, control shall be deemed to exist when a person possesses, directly or indirectly, through one or more intermediaries (a) in the case of a corporation, more than 50% of the outstanding voting securities thereof; (b) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 50% of the voting membership, general partner or equivalent interest therein; or (c) in the case of any other person, more than 50% of the economic or beneficial interest therein.
“Applicable Class B Units” means at a particular time, collectively, the Vested Units and the Earned Units then outstanding, and the "Earned Units" and "Vested Units" then outstanding under all Other Class B Restricted Unit Agreements.
“Board” means the Board of Directors or governing board or committee of the Company.
“Call Event” means, with respect to an Earned Unit, the termination of Executive’s employment with the Company and its Affiliates for any reason (including death or disability) prior to December 31, 2022 [January 1, 2021 for Tranche G], other than (i) a termination of employment by Executive for a Good Reason or (ii) a termination of Executive’s employment by the Company and its Affiliates other than for Cause.
“Call Option” means the Partnership’s option to repurchase Earned Units upon or following a Call Event, as provided in Exhibit A.
“Call Value” of an Earned Unit means:
(a)    if the Call Event occurs on or before December 31, 2018 [December 31, 2014 for Tranche G], an amount equal to 25% of the product of (i) the closing sales price of PAGP’s Class A shares on the date of the applicable Call Event, or if the Call Event occurs on a date that is not a trading day for PAGP’s Class A shares, the closing sales price on the first preceding day that is a trading day for PAGP’s Class A shares (for purposes of this definition, the “Closing Price”) and (ii) the Conversion Factor;
(b)    if the Call Event occurs after December 31, 2018 [December 31, 2014 for Tranche G] but on or before December 31, 2020 [December 31, 2017 for Tranche G], an amount equal to 50% of the product of (i) the Closing Price and (ii) the Conversion Factor; or
(c)    if the Call Event occurs after December 31, 2020 [December 31, 2017 for Tranche G] but on or before December 31, 2022 [December 31, 2020 for Tranche G], an amount equal to 75% of the product of (i) the Closing Price and (ii) the Conversion Factor.
“Cause” means the termination of Executive’s employment with the Partnership and its Affiliates upon (i) a reasonable determination made in good faith by the CEO of the Company that

Executive has substantially failed to perform the duties and responsibilities of his position at an acceptable level and after written notice specifying such failure in reasonable detail, (ii) Executive’s conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof or any misdemeanor involving moral turpitude or (iii) Executive’s violation of the Company’s Code of Business Conduct (unless waived in accordance with the terms thereof), provided that Executive is provided written notice of the specific violation thereof.
“Change in Control” means the determination by the Board that one of the following events has occurred:
(a)The Persons who own member interests in PAA GP Holdings LLC immediately following the closing of the GP IPO, including the IPO Entity, and the respective Affiliates of such Persons (such owners and Affiliates being referred to as the “Owner Affiliates”), cease to own directly or indirectly at least 50% of the membership interests of such entity;
(b)(x) a “person” or “group” other than the Owner Affiliates becomes the “beneficial owner” directly or indirectly of 25% or more of the member interest in the general partner of the IPO Entity, and (y) the member interest beneficially owned by such "person" or "group" exceeds the aggregate member interest in the general partner of the IPO Entity beneficially owned, directly or indirectly, by the Owner Affiliates; or
(c)A direct or indirect transfer, sale, exchange or other disposition in a single transaction or series of transactions (whether by merger or otherwise) of all or substantially all of the assets of the IPO Entity or the MLP to one or more Persons who are not Affiliates of the IPO Entity (“third party or parties”), other than a transaction in which the Owner Affiliates continue to beneficially own, directly or indirectly, more than 50% of the issued and outstanding voting securities of such third party or parties immediately following such transaction.
“Class A Unit” means a Class A common unit of the Partnership.
“Class B Unit” means a Class B common unit of the Partnership.
“Class B Unit Majority” means the holders of the Applicable Class B Units (as a group), acting at the direction of the holders of at least a majority of the Applicable Class B Units outstanding at such time.
“Company” means Plains All American GP LLC, a Delaware limited liability company and the general partner of the Partnership.
“Conversion Factor” means 0.9413316.

“Earned Unit” means, as of any date, a Granted Unit that has become “earned,” as provided in Section 2.2(b), subject to the proviso to Section 2.2(a).
“Forfeiture Event” means, with respect to a Restricted Unit, the termination of Executive’s employment with the Company and its Affiliates for any reason (including death or disability).
“Good Reason” means any one of the following acts or omissions by the Partnership or the Company (or any successor thereto):
(a)    any material breach by the Partnership of this Agreement;
(b)    the failure of any successor to the Partnership to assume this Agreement; or
(c)    any material overall reduction in Executive’s authority, responsibilities, or duties (taking into account additional authority, responsibilities or duties associated with the overall growth of the Partnership or MLP or associated with a promotion or lateral transfer accepted by Executive).
Any such act or omission shall not constitute Good Reason unless (i) Executive gives written notice to the Board that an act or omission constitutes Good Reason within 30 days of the date Executive becomes aware of such act or omission, or reasonably should have become aware of such act or omission, and (ii) the Partnership or the Company fails to remedy the condition within the 30-day period following such notice.
“GP IPO” means the initial public offering of Class A shares by the IPO Entity as contemplated by that certain Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Registration No. 333-190227), as amended.
“Grant Date” has the meaning given such term in the first paragraph of this Agreement.
“Granted Units” means the number of Class B Units associated with the Grant Date and identified as “Post IPO Class B Units” on the signature page of the First Amendment, which number is repeated on the signature page hereto for convenience.
“IPO Entity” means Plains GP Holdings, L.P., a Delaware limited partnership.
“MLP” means Plains All American Pipeline, L.P., a Delaware limited partnership.
“MLP Quarterly Distribution” means the amount of the quarterly cash distribution made with respect to a common unit of the MLP on the relevant quarterly distribution date for the MLP.
“Other Class B Restricted Unit Agreement” means any Class B Restricted Unit Agreement (other than this Agreement) entered into between the Partnership and any person on terms that are substantially similar to those set forth in this Agreement, as such agreement may be amended or restated from time to time.
“PAGP Class A Share” means Class A Shares representing limited partner interests in the IPO Entity and having the rights and obligations specified in the limited partnership agreement for the IPO Entity.
“Partnership” has the meaning given such term in the first paragraph of this Agreement.
“Partnership Agreement” means that certain Seventh Amended and Restated Agreement of Limited Partnership of Plains AAP, L.P. dated as of October 21, 2013, as such agreement may be amended or restated from time to time.
“Partnership Distribution” means, with respect to a particular fiscal quarter, the total amount of distributions to be made by the Partnership pursuant to Section 4.1 of the Partnership Agreement.
“Profits Percentage” means Executive’s share of Partnership Distributions calculated, at the time of the Partnership Distribution, as the percentage obtained by dividing (i) the total number of Executive’s Earned Units and Vested Units at such time by (ii) the sum of (A) the number of Class A Units outstanding at such time and (B) the total number of Applicable Class B Units at such time.
“Restricted Unit” means, as of any date, a Granted Unit that is not an Earned Unit or a Vested Unit.
“Surrender Obligation” means the obligation to surrender and transfer to the Partnership (i) Restricted Units upon a Forfeiture Event and (ii) Earned Units upon the exercise of a Call Option by the Partnership.
“Transfer” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary, involuntary or by operation of law other than to the estate of Executive in the event of death), of Restricted Units, Earned Units or Vested Units, including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, risk of loss or opportunity for gain with respect to, or voting or other rights, of such units are transferred or shifted to another person.
“Vested Unit” means (i) an Earned Unit that is no longer subject to the Partnership's Call Option or (ii) an Earned Unit or a Restricted Unit that becomes a "Vested Unit" pursuant to Section 2.2(c), subject to the proviso to Section 2.2(a).

ARTICLE 2
GRANT; FORFEITURE OF RESTRICTED UNITS AND EARNED UNITS; DISTRIBUTIONS
2.1    Grant. Pursuant to the Original Agreement, the Partnership granted to Executive the Granted Units effective as of the Grant Date. The Class B Units are uncertificated; however, if the Partnership’s Class A Units ever become certificated, the Partnership shall issue Executive a certificate representing the Granted Units, and such certificate shall bear such legends as provided for in the Partnership Agreement and such additional legends as may be determined by the Board to reflect the Surrender Obligation, the Call Option, and the other terms and conditions of this Agreement and to comply with applicable securities laws. To insure the availability for delivery of Executive's Restricted Units upon a Forfeiture Event, in connection with the execution of the Original Agreement, Executive has previously (a) appointed the Secretary of the Company, or any other person designated by the Partnership as escrow agent, as Executive's attorney-in-fact to sell, assign and transfer unto the Partnership such Restricted Units or Earned Units, if any, and (b) delivered and deposited with the Secretary of the Company a unit assignment duly endorsed in blank, a copy of which is attached hereto as Exhibit B. Executive acknowledges and agrees that such attorney-in-fact appointment and related assignment remain in full force and effect in accordance with their respective terms, and agrees that such unit assignment shall continue to be held by the Secretary (or any other person designated by the Partnership as escrow agent) in escrow, pursuant to the previously executed Joint Escrow Instructions of the Partnership and Executive attached as Exhibit C hereto (which instructions Executive acknowledges remain in full force and effect in accordance with their terms), until such time as the Surrender Obligation has lapsed with respect to the Granted Units. Upon the lapse of the Surrender Obligation, Earned Units shall become Vested Units. Once the Surrender Obligation has lapsed with respect to any Granted Unit, if the Class A Units are certificated, the Partnership shall issue and deliver to Executive a new certificate or certificates evidencing the ownership of the Vested Units. Upon issuance of any such new certificate evidencing the ownership of the Vested Units, the certificate deposited with the escrow agent, if any, shall be marked “Exchanged and Cancelled” and returned to the partnership unit transfer book of the Partnership and the Partnership shall deliver a replacement certificate to the escrow agent to reflect any remaining Restricted Units and Earned Units. Any new certificate issued to evidence the ownership of Vested Units shall bear such legends as may be determined by the Board to reflect the terms and conditions of this Agreement (other than the Surrender Obligation) and the Partnership Agreement and to comply with applicable securities laws.

2.2    Forfeitures and Calls of Restricted Units and Earned Units.
(a)    Forfeiture of Restricted Units. If a Forfeiture Event occurs, then Executive shall, for no consideration, automatically forfeit to the Partnership as of the date such event occurs all then Restricted Units of Executive on such date, and neither the Executive nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Restricted Units or the certificates representing such Restricted Units; provided, however, if such Forfeiture Event is termination of Executive’s employment by the Company or any of its Affiliates without Cause, then for all purposes of this Agreement, such Forfeiture Event shall be suspended and shall not be deemed to occur until the 180th day after the date of such termination unless, during such 180-day period, (x) Executive shall breach in any material respect any confidentiality obligation to the Company or any of its Affiliates or (y) any of the events described in clause (ii) or (iii) of the definition of “Cause” shall occur, in which case (1) for all purposes of this Agreement, such Forfeiture Event shall be deemed to have occurred on the date of such termination (but after giving effect to any Earned Units becoming Vested Units as a result of such termination) and (2) any Granted Unit which otherwise would have become an Earned Unit or a Vested Unit during such suspension period shall be deemed to be a Restricted Unit for all purposes under this Agreement and, for the avoidance of doubt, shall (together with all other Restricted Units) be forfeited to the Partnership, for no consideration, effective as of such date of termination.
(b)    Earned Units. The Partnership and Executive acknowledge and agree that the Granted Units shall become Earned Units as follows [Tranche G acknowledges that 75% of Granted Units have previously become Earned Units and the remaining 25% become Earned Units pursuant to Clause (1) below]:

1)
25% will become Earned Units on the first date subsequent to March 31, 2017 upon which the MLP pays a quarterly distribution of at least $0.55 per MLP Common Unit ($2.20 annualized) and the MLP generates distributable cash flow (“DCF”) of $1.5 billion or more on a trailing four quarter basis;

2)
25% will become Earned Units on the earlier to occur of (A) the date on which the MLP hereafter pays a quarterly distribution of at least $0.575 per MLP Common Unit ($2.30 annualized) and (B) the date on which the MLP hereafter generates DCF of $1.75 billion or more on a trailing four quarter basis;

3)
25% will become Earned Units on the earlier to occur of (A) the date on which the MLP hereafter pays a quarterly distribution of at least $0.60 per MLP Common Unit ($2.40 annualized) and (B) the date on which the MLP hereafter generates DCF of $1.9 billion or more on a trailing four quarter basis; and

4)	25% will become Earned Units on the earlier to occur of (A) the date on which the MLP hereafter pays a quarterly distribution of at least $0.60 per MLP

Common Unit ($2.40 annualized) and (B) the date on which the MLP hereafter generates DCF of $2.05 billion or more on a trailing four quarter basis.
For each of the above performance thresholds, the referenced DCF level will be subject to adjustment as determined by the Chief Executive Officer of the Company in his sole discretion to account for significant asset sales. Once a Granted Unit has become an Earned Unit pursuant to this Agreement, the Earned Unit shall remain an Earned Unit thereafter until it either becomes a Vested Unit or is purchased by the Partnership pursuant to the exercise of its Call Option.
(c)    Change in Control. All Earned Units automatically shall become Vested Units upon a Change in Control. If prior to the Change in Control 0% of the Granted Units have become Earned Units, then 25% of the Granted Units automatically shall become Vested Units upon the Change in Control. If prior to the Change in Control only 25% or 50% of the Granted Units have become Earned Units, then an additional 25% of the Granted Units automatically shall become Vested Units upon the Change in Control. If prior to the Change in Control only 75% of the Granted Units have become Earned Units, then all remaining Granted Units automatically shall become Vested Units upon the Change in Control. Unless and except to the extent specifically provided otherwise by the Partnership upon or in connection with such Change in Control, Executive shall, for no consideration, automatically forfeit to the Partnership as of the date such Change in Control occurs all Restricted Units of Executive that do not vest upon such Change in Control as provided herein, and neither Executive nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Restricted Units or the certificates representing such Restricted Units.
(d)    Purchase of Earned Units. The Partnership shall have a Call Option with respect to Earned Units as provided in Section 2 of Exhibit A.
2.3    Partnership Distributions. Executive shall not be entitled to, and shall not receive, any Partnership Distributions with respect to Restricted Units. Executive shall be entitled to receive his Profits Percentage of any Partnership Distributions made as of the relevant distribution date. Partnership Distributions, to the extent payable to Executive with respect to an Earned Unit or Vested Unit, shall be paid to Executive at the same time that such Partnership Distributions are paid to holders of Class A Units.
ARTICLE 3
ACKNOWLEDGEMENT; RESTRICTIONS; ELECTIONS;
ANTI-DILUTION PROVISIONS
3.1    Acknowledgment; Conflicts. Executive agrees that the Granted Units shall be subject to the Partnership Agreement. Executive (a) hereby accepts and adopts, and agrees to be bound by, the terms and provisions of the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware, as amended or restated, and the Partnership Agreement to the same extent as if Executive had executed the Partnership Agreement and (b) agrees that the Granted Units shall be bound by the terms and conditions of such agreement, including, but not limited to, the transfer restrictions, if any, set forth therein, provided however, that in the event of any conflict between the provisions of such agreement and the provisions of this Agreement, the provisions of this Agreement shall govern.
3.2    Company Acts. Subject to the anti-dilution provisions set forth in Section 3.5, the existence of the Restricted Units, Earned Units or Vested Units shall not affect in any way the right or power of the Board or the holders of Class A Units to make or authorize any adjustment, recapitalization, reorganization or other change in the Partnership’s capital structure or its business, any merger, consolidation, equity exchange or other business combination of the Partnership with or into any other entity (and, where necessary or appropriate (as determined by the Board in good faith), the conversion or exchange of Class A Units and Class B Units into other securities or interests in the Partnership or any other entity in connection therewith, provided that the relative economic rights and preferences of the Class A Units and the Class B Units are affected proportionately, taking into account their current terms), any issue of debt or equity securities, the dissolution or liquidation of the Partnership or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other act or proceeding.
3.3    Transfer Restrictions; Call Options. The Restricted Units and Earned Units shall be subject to the Transfer restrictions, Call Options and other terms and conditions set forth or described in Exhibit A attached hereto, as applicable. Vested Units shall be subject only to the provisions of Sections 1, 3 and 4(b) of Exhibit A. Executive agrees that Executive will, at any time and from time to time as requested by the Partnership, execute and deliver to the Partnership such other documents and instruments, if any, as the Board, in its discretion, may require to evidence Executive’s agreement to be bound by the terms of Exhibit A. The terms and conditions of Exhibit A shall survive the termination of this Agreement. The restrictions set forth in Exhibit A shall not apply to the transfer of Restricted Units or Earned Units pursuant to a plan of reorganization of the Partnership, but the Class A Units, securities or other property received in exchange therefor shall also become subject to the Transfer restrictions, Call Options and Surrender Obligation to the same extent as the Restricted Units, Earned Units and Vested Units exchanged therefor and the certificates, if any, representing such Class A Units, securities or other property shall be legended to show such restrictions.
3.4    Tax Withholding; §83(b) Election.
(a)    To the extent that the receipt of the Restricted Units, Earned Units, Vested Units, the lapse of the Surrender Obligation, or any other event pursuant to this Agreement results in compensation income or wages to Executive for federal, state or local tax purposes, Executive shall deliver to the Partnership at the time of such receipt, lapse or event, as the case may be, such amount of money as the Partnership or any of its Affiliates may require to meet their minimum withholding obligation under applicable tax laws, and if Executive fails to do so, the Partnership or any of its Affiliates authorized to withhold from any cash or other remuneration (including withholding and cancelling any Restricted Units, Earned Units or Vested Units distributable to Executive under this Agreement) then or thereafter payable to Executive any tax required to be withheld by reason of such resulting compensation income or wages.
(b)    Executive has previously made, and submitted to the Partnership a copy of, an election authorized by section 83(b) of the Code with respect to the issuance of the Restricted Units.
(c)    Executive acknowledges and agrees that he is not relying upon any written or oral statement or representation of the Partnership, its Affiliates, or any of their respective Executives, directors, officers, attorneys or agents regarding the tax effects associated with the Restricted Units, Earned Units, Vested Units or the execution of this Agreement. Executive acknowledges and agrees that in deciding to enter into this Agreement, Executive is relying on his own judgment and the judgment of the professionals of his choice with whom he has consulted.
3.5    Anti-Dilution Provisions.
(a)    If after the date of this Agreement, the Class A Units shall be changed or proposed to be changed into a different number or class of units by reason of the occurrence of any reclassification, recapitalization, split-up, combination, exchange of shares or similar readjustment, or a unit dividend thereon shall be paid, appropriate proportional adjustments shall be made to the Class B Units, as determined by the Board in good faith. Notwithstanding the foregoing, no repurchase of Class A Units for fair value (as determined by the Board in good faith) shall require any adjustment under this Section 3.5(a).
(b)    If the Partnership issues any additional Class A Units for less than fair value (other than in a transaction or arrangement described in Section 3.5(a), as to which this Section 3.5(b) shall not apply), then if the holders of at least 75% of the Applicable Class B Units outstanding at the time of such issuance object in writing to such issuance within five business days after written notice of such issuance is given to the holders of the Applicable Class B Units, appropriate proportional adjustments shall made to the Class B Units, as determined by the Board in good faith. For purposes of the preceding sentence, the fair value of any Class A Units being issued shall be determined by the Board in good faith; provided, however, that in connection with any transaction in which all of the Class A Units are being issued to members of the Company (or Affiliates thereof), if the holders of at least 75% of the Applicable Class B Units outstanding at the time of such issuance object in writing to the Board's determination of fair value within five business days after written notice of such issuance is given to the holders of the Applicable Class B Units, the fair value of such Class A Units shall be the amount determined therefor under the relevant provisions of the Other Class B Restricted Unit Agreements governing the Applicable Class B Units with respect to which objection is raised. The fair value of any property contributed to the Partnership in respect of the issuance of any Class A Units shall be as determined by the Board in good faith; provided, however, that in the event that the Partnership shall issue any additional Class A Units in respect of the contribution to the Partnership of any MLP Common Units, the value of such MLP Common Units shall be deemed to equal the closing price of such MLP Common Units on the date of such contribution. No dispute or determination of fair value under this Section 3.5(b) shall delay the issuance of any additional Class A Units, it being agreed that the adjustment, if any, necessitated by the resolution of such dispute or determination of fair value shall be made retroactive to the date of issuance of such additional Class A Units. Notwithstanding anything in this Agreement to the contrary, this Section 3.5(b) shall not apply from and after consummation of a GP IPO.
(c)    Prior to consummation of a GP IPO, if the Partnership proposes to issue any partnership interests or other equity securities other than (i) additional Class B Units (up to an aggregate number of outstanding Class B Units (including the Class B Units issued pursuant to this Agreement) that does not exceed the number of Class B Units authorized in the Partnership Agreement as in effect on the date hereof; provided that the foregoing limitation shall not apply to additional Class B Units issued pursuant to Section 3.5(a)), (ii) additional Class A Units issued in accordance with Section 3.5(b) or (iii) partnership interests or other equity securities with such rights, powers and preferences as shall be determined by the Board to be issued in connection with a GP IPO; provided that in the case of this clause (iii) the Class A Units and Class B Units are diluted proportionately (based on relative distributions) by such additional partnership interests or other equity securities, it shall first give written notice of such proposed issuance to the holders of the Applicable Class B Units then outstanding. If the holders of at least 75% of such Applicable Class B Units object in writing to such issuance within five business days after such notice is given, then the Partnership shall not issue such partnership interests or equity securities unless a substantially contemporaneous pro-rata increase in the Restricted Units, Earned Units and Vested Units, if any, is made (as determined in good faith by the Board). In the absence of such objection, no such increase shall be required. Notwithstanding anything in this Agreement to the contrary, this Section 3.5(c) shall not apply from and after consummation of a GP IPO.
3.6    Drag-Along Provisions.
(a)    Prior to a GP IPO, in the event of a sale of all or substantially all of the assets or equity of the Partnership in a bona fide arms' length transaction, then the Board shall have the right to require Executive to transfer all of his Earned Units and Vested Units (including any Granted Units that vest pursuant to Section 2.2(c) hereof) in such transaction in exchange for consideration per transferred Class B Unit that is equal to the Conversion Factor times the consideration to be received per Class A Unit in such transaction.
(b)    Following a GP IPO, in the event of a sale of all or substantially all of the assets or equity of the IPO Entity, then the Board shall have the right to require Executive to transfer all of his Vested Units (including any Granted Units that vest pursuant to Section 2.2(c) hereof) in such transaction in exchange for consideration per transferred Class B Unit that is equal to the Conversion Factor times the consideration to be received per PAGP Class A Share in such transaction.
(c)    In connection with any transfer required pursuant to this Section 3.6, Executive shall deliver the certificates representing his Class B Units duly endorsed or accompanied by written instruments of transfer, in form and substance reasonably satisfactory to the Board, free and clear of any liens, together with any other documents reasonably required to be executed in connection with such transaction, as directed by the Board.
(d)    Class B Units subject to this Section 3.6 will be included in a proposed sale pursuant hereto and be subject to any agreement with the purchaser in such transaction relating thereto, on the same terms and subject to the same conditions applicable to the Class A Units or PAGP Class A Shares, as the case may be. Such terms and conditions shall be determined in the sole discretion of the Board, and shall include (i) the consideration to be paid (including without limitation the form and the aggregate amount thereof) and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications; provided, however, that Executive shall not be required to make any representations and warranties, other than those relating specifically to Executive's execution and delivery of any transaction agreement (including absence of conflicts), and title to the Class B Units, and any indemnification provided by Executive shall be on a several, not joint, basis and shall be based on (and shall not exceed) Executive's pro rata share of the aggregate consideration paid in such transaction. For purposes of this Section 3.6 “Executive” includes any Permitted Transferee (as defined in the Partnership Agreement).
ARTICLE 4
GENERAL PROVISIONS

4.1    Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be given in the same manner as indicated in the Partnership Agreement.
4.2    Employment Relationship. For purposes of this Agreement (including Exhibit A attached hereto), Executive shall be considered to be in the employment of the Partnership as long as Executive remains an employee of an Affiliate of the Partnership. Without limiting the scope of the preceding sentence, it is expressly provided that Executive shall be considered to have terminated employment with the Partnership at the time the entity or other organization that employs Executive is no longer an Affiliate of the Partnership. Any question as to whether and when there has been a termination of such employment or association, and the cause of such termination, shall be determined by the Board and its determination shall be final.
4.3    Entire Agreement; Amendment. This Agreement and the Partnership Agreement constitute the entire agreement, and supersede all previous agreements and discussions relating to the same or similar subject matters between Executive and the Partnership or any Affiliate and constitute the entire agreement between Executive and the Partnership and any Affiliate with respect to the subject matter of this Agreement. Without limiting the scope of the preceding sentence, except for this Agreement and the Partnership Agreement, all prior and contemporaneous understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both Executive and the Partnership as authorized by the Board. Notwithstanding the foregoing, the Partnership may unilaterally amend this Agreement in any manner that the Board determines in good faith is necessary or advisable to facilitate the consummation of a GP IPO, such amendment to become effective on the fifth business day after the day on which notice thereof is given to the holders of the Applicable Class B Units then outstanding, unless prior to such fifth business day, the holders of at least 75% of such Applicable Class B Units object in writing to such amendment, in which case such proposed amendment shall not become effective; provided, however, that the holders of the Applicable Class B Units shall not be entitled to object to any such amendment (and such amendment shall automatically become effective regardless of any purported objection by the holders of the Applicable Class B Units) if (i) all Other Class B Restricted Unit Agreements are amended in substantially the same way, (ii) the Class A Units and Class B Units are diluted proportionately (based on relative distributions) by any partnership interests or other equity securities issued to Persons (other than members of the Company (or Affiliates thereof)) in connection therewith and (iii) immediately after giving effect to the GP IPO, the economic interest in the Partnership or its successor or assign or (or the entity the securities or equity interests of which the Class B Units are converted into or exchanged for) represented by the Class B Units (and/or any securities or equity interests into which such Class B Units are converted or exchanged) is not diluted by any partnership interests or other equity securities issued to members of the Company (or any Affiliate thereof) in connection therewith. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, in the event of a GP IPO, the Board shall be entitled (but not required) to make such adjustments as the Board shall determine in good faith to be equitable, including without limitation causing all or a portion of the Class B Units not to be converted into or exchanged for similar equity interests in the IPO Entity, and to remain outstanding as Class B Units of the Partnership. Notwithstanding anything in this Agreement to the contrary, if the Board determines that (i) the provisions of section 409A of the Code apply to this Agreement or the Class B Units and that the terms of this Agreement or such units do not, in whole or in part, satisfy the requirements of such section, or (ii) any provision of this Agreement or the effect or operation thereof would produce material adverse tax consequences to Executive, then the Partnership, in the sole discretion of the Board, may unilaterally modify this Agreement in such manner as the Board deems appropriate to comply with such section 409A and any regulations or guidance issued thereunder or to mitigate or avoid such adverse tax consequences.
4.4    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Partnership and all permitted transferees of any Transfer made in compliance with Exhibit A and other persons lawfully claiming under Executive.

4.5    Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the laws of another jurisdiction. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.
4.6    Injunctive Relief. Executive acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that the Partnership may be entitled to specific performance and injunctive and other equitable relief to be implemented by a court of competent jurisdiction in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or purchasing of any bond in connection with the obtaining of any such injunctive or any other equitable relief. Executive agrees that the Partnership’s right to injunctive relief will be in addition to any other rights the Partnership may have.
IN WITNESS WHEREOF, the undersigned have executed this Agreement effective for all purposes as of the date set forth above.
PLAINS AAP, L.P., by its general partner,
PLAINS ALL AMERICAN GP LLC

By: ______________________________________
Name: Richard McGee
Title: Executive Vice President

EXECUTIVE

__________________________________________

Granted Units: __________

EXHIBIT A TO
RESTRICTED UNITS AGREEMENT

PROVISIONS RELATING TO TRANSFERS;
CALL OPTIONS; AND CONVERSIONS
Capitalized terms used in this Exhibit that are not defined in this Exhibit shall have the meaning assigned to such terms in the Restricted Units Agreement to which this Exhibit is attached (the “Agreement”). Unless the context requires otherwise, all references in this Exhibit to Sections refer to the Sections of this Exhibit.
1.No Transfers. Executive may not Transfer all or any portion of the Restricted Units or any Earned Units, and any attempted Transfer shall be, and is hereby declared, null and void for all purposes; provided, however that Executive shall be entitled to Transfer any Earned Units to a Permitted Transferee (as defined in the Partnership Agreement), by will or the laws of descent and distribution, provided that any such permitted Transfer shall be made in accordance with, and subject to, Section 7.3 of the Partnership Agreement. In addition to the other restrictions set forth herein, each Restricted Unit, Earned Unit and Vested Unit shall be subject to the restrictions on Transfer (as defined in the Partnership Agreement) set forth in the Partnership Agreement.
2.Partnership Call Option. Upon the occurrence of a Call Event, the Partnership, at its option (exercisable at any time during the 60-day period following the date of such Call Event), may (but the Partnership shall have no obligation to) purchase all (or any portion elected by the Partnership in its sole discretion) of the Earned Units held by Executive (or by Executive’s estate), for a purchase price per Earned Unit equal to the Call Value at the time of the Call Event. If the Partnership wishes to exercise the Call Option granted herein, it must provide written notice within such 60-day period to Executive (or his estate) specifying the number of such Earned Units it elects to purchase. Within 10 days after the exercise of the Call Option by the Partnership, the Executive (or estate) shall deliver the certificates, if any, representing the applicable Earned Units to the Partnership, duly endorsed and together with appropriate assignment and transfer instruments, free and clear of all adverse charges, liens, claims and encumbrances, in consideration for the purchase price specified above to be paid by the Partnership in the form of a single, lump sum cash payment from the Partnership; provided, however, that the Partnership may, in its sole discretion, elect to pay all or any portion of such consideration by exchanging a designated number of such Earned Units for a number of Common Units of the MLP that is equal to the product of (a) the applicable number of Earned Units and (b) the Conversion Factor. Delivery of the Earned Units and related transfer and assignment instruments by the holder shall constitute a representation to the Partnership that such Earned Units are free and clear of all adverse charges, liens, claims and encumbrances. If the

Partnership does not timely exercise its Call Option, the Earned Units shall become Vested Units at the end of the period for exercising the Call Option. If the Partnership exercises its Call Option and pays all or any portion of the consideration payable in connection therewith in the form of Common Units of the MLP, the Partnership agrees to use commercially reasonable efforts to cause the resale by Executive of such Common Units to be covered by a shelf registration statement of the MLP.

3.	Executive Elective Exchange of Vested Units for PAGP Class A Shares. Conversion rights attributable to the Granted Units shall be governed by Section 7.10 of the Partnership Agreement.
4.Unit Legend.
(a)    In addition to any other legend that may be required by law, each certificate, if any, for Restricted Units and Earned Units shall bear a legend in substantially the following form:
THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE PARTNERSHIP SHALL HAVE BEEN DELIVERED TO THE PARTNERSHIP TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS). THE UNITS REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AMENDED AND RESTATED RESTRICTED UNITS AGREEMENT DATED AS OF AUGUST 25, 2016, AS AMENDED OR RESTATED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE PARTNERSHIP. THE UNITS REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT UNDER CERTAIN CIRCUMSTANCES TO MANDATORY TRANSFER AS SET FORTH IN THE AMENDED AND RESTATED RESTRICTED UNITS AGREEMENT DATED AS OF AUGUST 25, 2016, AS AMENDED OR RESTATED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE PARTNERSHIP.
(b)    In addition to any other legend that may be required by law, each certificate, if any, for Vested Units shall bear a legend in substantially the following form:
THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

“SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE PARTNERSHIP SHALL HAVE BEEN DELIVERED TO THE PARTNERSHIP TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS). THE UNITS REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT UNDER CERTAIN CIRCUMSTANCES TO MANDATORY TRANSFER AS SET FORTH IN THE AMENDED AND RESTATED RESTRICTED UNITS AGREEMENT DATED AS OF AUGUST 25, 2016, AS AMENDED OR RESTATED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE PARTNERSHIP.

EXHIBIT B TO
RESTRICTED UNITS AGREEMENT

[Previously Executed Assignment Attached]

EXHIBIT C TO
RESTRICTED UNITS AGREEMENT

[Previously Executed Joint Escrow Instructions Attached]